EXHIBIT 32.1

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in their capacity as an officer of Oregon Pacific Bancorp (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

—
the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2006, (the “Report”), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

—	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2006

/s/ Thomas K. Grove
Thomas K. Grove
President and Chief Executive Officer

/s/ Joanne Forsberg
Joanne Forsberg
Chief Financial Officer and Secretary